UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): June 11, 1998


Commission File No. 0-16386



CANNON EXPRESS, INC.
(Exact name of registrant as specified in its charter)



Delaware                                                71-0650141
(State of  incorporation or organization)  (I.R.S. Employer Identification No.)



1457 Robinson
P.O. Box 364
Springdale, Arkansas                                      72765
(Address of principal executive offices)               (Zip Code)





Registrant's telephone number, including area code:   (501) 751-9209

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


On June 11, 1998, Cannon Express, Inc. (the "Company") dismissed its independent auditors, Baird, Kurtz & Dobson, and on the same date engaged the firm of Arthur Andersen LLP as its independent auditors for the fiscal year ending June 30, 1998. Each of these actions was approved by the Board of Directors of the Company.

The reports of Baird, Kurtz & Dobson on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended June 30, 1997 and 1996, and in the subsequent interim period prior to the dismissal of Baird, Kurtz & Dobson, there were no disagreements with Baird, Kurtz & Dobson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Baird, Kurtz & Dobson, would have caused it to make reference to the subject matter of the disagreement of the report.

Baird, Kurtz & Dobson has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements, a copy of which is filed as an exhibit to this report.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16 Letter dated June 15, 1998 from Baird, Kurtz & Dobson addressed to the Securities and Exchange Commission regarding change in certifying accountants.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Cannon Express, Inc.
                                              (Registrant)


Date:  June 15, 1998             By:  /s/ Dean G. Cannon
                                      President, Chairman of the Board,
                                      Chief Executive Officer and Chief
                                      Accounting Officer